Exhibit 99.B(17)

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate box on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

Note: If you vote by Internet or Telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	<XXXXX>1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD MUTUAL HEITMAN REIT FUND
AN INVESTMENT PORTFOLIO OF OLD MUTUAL FUNDS II

This proxy is solicited by the Board of Trustees, which recommends voting “FOR” this proposal.				For	Against	Abstain

1.

To approve an Agreement and Plan of Reorganization between the Old Mutual Heitman REIT Fund (the “Target Fund”), a series of Old Mutual Funds II, and the Heitman REIT Fund (the “Acquiring Fund”), a series of FundVantage Trust, providing for: (i) the transfer of all of the assets of the Target Fund to the Acquiring Fund and the assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of the Acquiring Fund; (ii) the subsequent pro rata distribution of shares of the Acquiring Fund to the Target Fund shareholders, and (iii) the termination and complete liquidation of the Target Fund.

				☐	☐	☐

PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please vote, sign and date this proxy card and return it in the enclosed envelope.

Please sign this proxy exactly as shareholder name appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

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OLD MUTUAL FUNDS ll

OLD MUTUAL HEITMAN REIT FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2012

The undersigned shareholder of Old Mutual Heitman REIT Fund (the “Fund”), an investment portfolio of Old Mutual Funds II, hereby appoints Julian F. Sluyters and Kathryn L. Santoro, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote as indicated below, all of the shares of beneficial interest of the Fund standing in the name of the undersigned at the close of business on March 5, 2012, at the Special Meeting of Shareholders (the “Meeting”) to be held at the offices of Old Mutual Capital, Inc. located at 4643 South Ulster Street, Suite 800, Denver, Colorado 80237 on May 16, 2012 at 10:00 a.m. Mountain Time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the Meeting.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL OUTLINED ON THE REVERSE SIDE. IF SIGNED AND DATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL UNLESS OTHERWISE INDICATED ON THE REVERSE.

PLEASE SIGN ON REVERSE SIDE